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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                  Date of Event Requiring Report: May 29, 2003


                      NATIONAL MANAGEMENT CONSULTING, INC.
             (Exact name of registrant as specified in its charter)


              Delaware               000-28459               22-3360133
      (State of Incorporation) (Commission File Number)  (IRS Employer
                                                         Identification No.)


                          Steven A. Horowitz, President
                      National Management Consulting, Inc.
               545 Madison Avenue - 6th Floor, New York, NY 10022
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                                 (516) 683-1500
                    ----------------------------------------
              (Registrant's telephone number, including area code)




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Item 5.     Other Events and Regulation FD Disclosure
            -----------------------------------------

     On May 29, 2003, National Management Consulting, Inc. (the "Company") announced that it entered into a letter of intent relating to the acquisition of Tele-V, Inc., a New York corporation and its subsidiaries and affiliate companies (collectively "TV"). TV is a direct response marketing company which also holds a license to use certain recognizable characters in the manufacture and sale of specified product categories. The letter of intent contemplates that the Company will acquire TV in exchange for the issuance of shares of the Company's common stock that will constitute a substantial majority of the Company's outstanding stock.

     The transaction is subject to each party completing its due diligence review of the other, negotiation and execution of a definitive acquisition agreement, the approval of the board of directors of each party as well as shareholder approval, if so required, requisite third party consents and compliance with applicable regulatory requirements.

The Company agreed to make a working capital loan to TV of up to $600,000 on a secured basis and has loaned TV $100,000 to date. The Company has secured a significant portion of the cash to fund this loan through a private placement to accredited investors. The number of shares which the Company will issue to acquire TV may be reduced if the Company provides specified additional capital or loans to TV before the completion of the acquisition.

Item  7.    Financial  Statements,  Pro Forma Financial Information and Exhibits
            --------------------------------------------------------------------

     (a)  Financial  Statements

          None

     (b)  Pro  Forma  Financial  Information

          None

     (c)  Exhibits

          None

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                            By:   /s/  Steven  A.  Horowitz
                                                  ---------------------------
                                                  Steven  A.  Horowitz
                                                  President

Date:  June 3, 2003

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